Exhibit 10.25

YOU MUST CAREFULLY READ THIS SECURITY PURCHASE AGREEMENT. IT IS A LEGALLY BINDING CONTRACT THAT IMPOSES OBLIGATIONS ON YOU. DO NOT SIGN THIS AGREEMENT IF YOU CANNOT MAKE THE COVENANTS, REPRESENTATIONS, AND WARRANTIES HEREIN, AS THEY ARE LEGALLY BINDING ON YOU. ONLY SIGN THIS SECURITY PURCHASE AGREEMENT IF YOU ARE FINANCIALLY SOPHISTICATED AND YOU BELIEVE THAT THIS INVESTMENT IS SUITABLE FOR YOU.

THE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.  THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

SECURITIES PURCHASE AGREEMENT

This SECURITY PURCHASE AGREEMENT (this “Security Purchase Agreement” or this “Agreement”) made as of this day of April ___, 2020, by and between NYIAX, corporation (the “Company”), and the undersigned (the “Purchaser”) (The Company and Purchaser being collectively referred to herein as the “Parties,” and each a “Party”).

RECITALS

WHEREAS, the Company is in need of additional financing and wishes to issue for the purchase and sale, in a private placement transaction (the “Offering”) pursuant to Rule 506(b) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), Offering of $2,000,000 US Dollars of Convertible Promissory Notes of the Company (the “Note(s)”) with fifty (50%) percent Company warrant (the “Warrants”) coverage to the dollar value of the Note at a five ($5) dollar per share strike price for the Warrants. (Collectively both the Note(s) and Warrant(s) referred to herein as “Securities”). The Company has a right to exceed the Offering of up to an additional $2,000,000 US Dollars (the “Maximum Amount”);

WHEREAS, the Securities are offered on the terms and conditions set forth in this Securities Purchase Agreement, the Form of the Note, the Form of the Warrant, the Investor Questionnaire and the Instructions attached hereto (collectively, the “Offering Materials”); and

WHEREAS, the Purchaser desires to purchase of the Securities;

AGREEMENT

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter set forth, the Parties hereto do hereby agree as follows:

1. Security Purchase Procedure

1.1 Subject to the terms and conditions hereinafter set forth, the Purchaser hereby irrevocably purchases from the Company, and the Company shall sell and issue to the Purchaser, a Note with Warrants in an original principal amount equal to the “Accepted Security Purchase Amount” set forth on the Purchaser’s signature page to this Agreement in accordance with Section 1.8 herein. Upon acceptance of this Agreement, Purchaser specifically agrees to accept, adopt and be bound by each and every provision of this Agreement. The Note has an annual rate of return of ten (10.0%) percent simple interest, which shall be paid either as an in-Cash or Payment-in-Kind (“PICK”) at the option of the Company with a payment in Company common stock valued at five ($5) dollars per share or in cash at the Maturity Date of the Note October 30th 2021 or upon conversion. The form of the Note is attached as Exhibit B. Additionally, the Company shall issue with the Note warrant coverage at a rate of fifty (50%) percent to the dollar value of the Note at a five ($5) dollar per share as the strike price of the Warrants. For example, if the Note were for $100,000, then the Holder would receive 10,000 warrants at a strike price of five ($5) dollars. The form of the Warrant is attached as Exhibit C.

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1.2 The purchase period will terminate on the earlier of (a) the sale of the Maximum Offering; or (b) 5:00 PM Eastern Time on May 30, 2020 unless such date is extended by the Company, in its sole discretion, for period or periods of up to a maximum of sixty (60) days, without notice to purchasers (such date and the offering period, being the “Offering Expiration Date” and the “Offering Period,” respectively).

1.3 In the event the Company issues and sells units (in a sale or a series of sales) of its Equity Securities on or before the Maturity Date in an equity financing in which cumulative gross proceeds equal or exceed five million dollars ($5,000,000) (“Financing Event”), then the outstanding principal balance of the Note(s) and all accrued and unpaid interest (the “Conversion Amount”), shall be automatically converted into such Equity Securities under the same terms and conditions as those Equity Securities purchased in the Financing Event. The “Conversion Price” of Equity Securities for the Purchaser shall mean with respect to an automatic conversion in connection with the Financing Event, a price per share equal to : (i) 80% of the price per share paid by the purchasers of such Equity Securities in such Financing Event; or (ii) If the Company were to complete an Initial Public Offering (“IPO”) as its Financing Event then the Conversion Price of the Note and all accrued interest from the PICK shall convert at a fifteen (15%) discount to the IPO offering price.

1.4 The Purchaser may exercise the Warrants from this Agreement at any time including on the Expiration Date of the Warrants (see Exhibit C). The Expiration Date of the Warrants includes the five (5) year time period for exercise or at the Company’s IPO, whichever occurs first. The Purchaser is required to exercise all unexpired Warrants at the Company’s IPO and where Purchaser’s failure to exercise any unexpired Warrants at the Company’s IPO will lead to those unexercised Warrants to immediately expire and to become null and void.

1.5 The Offering is being made pursuant to the exemptions from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Securities will be offered and sold only to “Accredited Investors” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

1.6 The Securities will be offered and sold on a “best efforts” basis as more particularly set forth in the Offering Materials. Accordingly, no minimum number of the Securities need be purchased for the Company to close on the sale of any of the Securities offered. The Company may hold one or more closings of sales of the Securities from time to time during the Offering Period (each, a “Closing”).

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1.7 It is understood and agreed that the Company reserves the sole right to withdraw, cancel or modify the Offering and the Company reserves the right to accept or reject any purchase, including this purchase, in whole or in part, for any reason, in their complete discretion, and that the same shall be deemed to be accepted by the Company only when this Agreement is signed by the Company. In the event this purchase is rejected by the Company, this Offering is terminated prior to the Closing, all funds delivered with this purchase will be returned to the Purchaser by the Company as soon as practicable, without interest thereon or deduction therefrom. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue any of the Securities to any person who is a resident of, or any entity that is incorporated or formed in, a jurisdiction in which the issuance of the Securities to such person or entity would constitute a violation of the securities, “blue sky,” or other similar laws of such jurisdiction.

1.8 The Note and Warrant bearing the name of the Purchaser will be delivered by the Company to the Purchaser within (15) fifteen business days following the final Closing of the Offering. The Purchaser hereby authorizes and directs the Company to deliver the aforementioned documents to be issued to such Purchaser pursuant to this Agreement to the residential or business address indicated in the Investor Questionnaire, attached hereto Exhibit D.

1.9 Payment for the Securities. The Accepted Security Purchase Amount for the Securities to be purchased by the Purchaser hereunder shall be paid to the Company pursuant to the following instructions:

If by wire transfer: attached hereto Exhibit E.

If by mail: see Exhibit E.

1.10 The Agreement will be irrevocable by the Purchaser, and unless the Agreement is rejected, or the Offering is withdrawn, the Purchaser will become an investor in this Offering.

2. Representations, Warranties and Covenants of the Purchaser: The Purchaser hereby makes the following acknowledgments, representations, warranties and agreements:

2.1 The Purchaser recognizes that the purchase of the Securities involves a high degree of risk in that, among other things, (a) the Company will need additional capital to operate its business but has no assurance of additional necessary capital; (b) an investment in the Company is extremely speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (c) a Purchaser may not be able to liquidate his, her or its investment; (d) transferability of the Securities included in the Offering is limited; (e) a Purchaser could sustain the loss of his, her or its entire investment; and (f) the Company is and will be subject to numerous other risks and uncertainties, including without limitation, significant and material risks relating to the Company’s business and operations, and risks related to the industries, markets and geographic regions in which the Company competes, as well as risks associated with the Offering, all as more fully set forth herein, in the Offering Materials. The Purchaser represents and warrants that he, she, or it has read and understood the Offering Materials, including, but not limited to, the “Risk Factors,” are cited below and expressly assumes those risks.

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(a)	Risks Relating to Our Business, Growth Prospects and Operating Results

●	At present, we have recently commenced operations, have not generated sufficient revenue, and do not have audited financial statements. Consequently, we are not able to evaluate our business and prospects due to the lack of operating history. There can be no guarantee that we shall ever be profitable. We may never become profitable, and, as a result, we could go out of business. Furthermore, we do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. Additional capital may be required if further working capital is necessary because our operating costs increase beyond our expectations or we encounter greater costs associated with general and administrative expenses or other costs.

(b)	Legislation and regulation of digital businesses, including privacy and data protection regulations / restrictions, could create unexpected costs, subject us to enforcement actions for compliance failures, or cause us to change our technology platform or business model, which could have a material adverse effect on our business.

●	Government regulation could increase the costs of doing business . U.S. and foreign governments have enacted or are considering legislation related to media advertising and we expect to see an increase in legislation and regulation related to advertising digital. Such legislation could affect the costs of doing business and could reduce the demand for our solution or otherwise harm our business, financial condition and results of operations. For example, a wide variety of provincial, state, national and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal data. Our failure to comply with applicable laws and regulations, or to protect personal data, could result in enforcement action against us, including fines, imprisonment of our officers and public censure, claims for damages by consumers and other affected individuals, damage to our reputation and loss of goodwill, any of which could have a material adverse impact on our business, financial condition and results of operations. Even the perception of privacy concerns, whether or not valid, could harm our reputation and inhibit adoption of our solution by current and future advertisers and advertising agencies.

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(c)	If our estimates related to expenditures are inaccurate, our business may fail.

●	Our success is dependent in part upon the accuracy of our management’s estimates of expenditures for the next twelve months and beyond. If such estimates are inaccurate, or we encounter unforeseen expenses and delays, we may not be able to carry out our business plan, which could result in the failure of our business.

(d)	Our operating results may fluctuate significantly depending upon various factors, which could make our future operating results difficult to predict and cause our operating results to fall below investors’ expectations.

●	Our future operating results depend on market adoption by both advertisers and publishers which could take a longer period or changes to the system which could delay revenue or recognition of revenue. If advertisers and publishers find it difficult to use the platform it could delay or otherwise adversely affect revenue projections.

(e)	Our revenue and operating results will be highly dependent on the overall demand for advertising. Factors that affect the amount of advertising spending, such as economic downturns, which will make it difficult to predict our revenue and could adversely affect our business.

●	Our business depends on the overall demand for advertising and on the economic health of our current and prospective sellers and buyers. If advertisers reduce their overall advertising spending, our revenue and results of operations are directly affected. Economic downturns or instability in political or market conditions generally may cause current or new advertisers to reduce their advertising budgets. Reductions in inventory due to loss of sellers would make our solution less robust and attractive to buyers.

(f)	We operate in an intensely competitive market that includes companies that have greater financial, technical and marketing resources than we do.

●	There are other competitors which have vast access to resources and could have the ability to replicate a similar business model in time or with a competing financial exchange. Any competitive advantage is based on timing of the launch and our access to capital now and going forward.

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(g)	Currently we are operating during a national pandemic of Covid-19, which could impact the Company’s business operations, sales, and the advertising industry as a whole may be directly or indirectly impacted.

●	Due to the national pandemic of Covid-19 advertising sales may be adversely impact, as well as, the Company’s ability to operate, to maintain business and to develop new business.

2.2 The Purchaser represents that he, she or it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, as indicated by his, her or its responses to the Investor Questionnaire, and that he, she or it is able to bear the economic risk of an investment in the Securities. The Purchaser must complete the applicable Investor Questionnaire to enable the Company to assess the Purchaser’s eligibility for the Offering. The Purchaser acknowledges and agrees that the is relying on the information contained in the Investor Questionnaire, and hereby represents and warrants that the information contained in the Investor Questionnaire is true and accurate. The Parties hereby agree that this representation and warranty is an essential and material term of this Agreement and without such representation and warranty the Agreement would not have been accepted.

2.3 The Purchaser acknowledges that he, she or it has prior investment experience, including without limitation, investment in non-listed and non-registered securities, or he, she or it has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company both to him, her, or it, and to all other prospective investors in the Securities in order to evaluate the merits and risks of such an investment on his, her or its behalf, and that he, she or it recognizes the highly speculative nature of this investment.

2.4 The Purchaser believes that the investment in the Securities is suitable for him, her, or it based upon its risk tolerance, investment objectives, and financial needs, and he, she, or it has adequate means for providing for his, her, or its current financial needs and contingencies and has no need for liquidity with respect to his, her, or its investment in the Company. The purchase is consistent, in both nature and amount, with Purchaser’s overall investment program and financial condition.

2.5 The Purchaser represents that he, she, or it is sophisticated and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has obtained, in his, her, or its judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company.

2.6 The Purchaser acknowledges receipt and careful reading of the Offering Materials, including this Agreement, and the attachments hereto and thereto and hereby represents that he, she or it has read and understood the Offering Materials and has been furnished or given access by the Company during the course of this Offering with or to all publicly available information regarding the Company, which could be reasonably provided have been made available for his, her or its inspection and review; that he, she or it has been afforded the opportunity to ask questions of and receive answers from duly authorized representatives of the Company concerning the terms and conditions of the Offering, and any additional publicly available information which he, she or it had requested.

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2.7 The Purchaser acknowledges that this Offering of Securities may involve tax or legal consequences, and that the contents of the Offering Documents do not contain tax or legal advice or information. The Purchaser acknowledges that he, she or it must retain his, her or its own professional advisors to evaluate the tax, legal, and other consequences of an investment in the Securities.

2.8 The Purchaser acknowledges that this Offering of Securities has not been reviewed or approved by the Securities and Exchange Commission (the “SEC”) because the Offering is intended to be a non-public offering pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. The Purchaser represents that the Purchaser is acquiring the Securities for his, her or its own beneficial account, for investment purposes and not with a view to, or for resale in connection with, any distribution of the Securities to others. The Purchaser agrees that he, she or it will not sell or otherwise transfer the Securities or any of the underlying Shares (as defined herein) unless they are registered under the Securities Act or unless an exemption from such registration is available and, upon the Company’s request, the Company receives an opinion of counsel reasonably satisfactory to the Company confirming that an exemption from such registration is available for such sale or transfer.

2.9 The Purchaser understands that the Securities have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon his, her or its investment intention. The Purchaser realizes that, in the view of the SEC, a purchase now with the intention to distribute would represent a purchase with an intention inconsistent with his, her or its representation to the Company, and the SEC might regard such a distribution as a deferred sale to which such exemption is not available.

2.10 Restrictions on Transfer or Sale of the Securities. (i) The Purchaser understands that the Securities are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the SEC provide in substance that the Purchaser may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom. The Purchaser understands that the Company has no obligation or intention to register any of the Securities or to act to permit sales pursuant to the Securities Act (including Rule 144 thereunder). The Purchaser understands that Rule 144 (“Rule 144”) promulgated under the Securities Act requires, among other conditions, a six (6) month to holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering, such as the Offering, without having to satisfy the registration requirements under the Securities Act. The Purchaser understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, or its dissemination to the public of any current financial or other information concerning the Company, as is required by Rule 144 as one of the conditions of its availability. The Purchaser consents that the Company may, if it desires, permit the transfer of the Securities out of his, her or its name only when his, her or its request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Securities Act, any applicable state “blue sky” laws or any applicable securities laws of any other country, province or jurisdiction (collectively, the “Securities Laws”). Accordingly, the Purchaser understands that under the SEC’s rules, the Purchaser may dispose of the Securities primarily only in “private placements” that are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of the Purchaser. Consequently, the Purchaser understands that the Purchaser must bear the economic risk of the investment in the Securities for an indefinite period of time.

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(ii) The Purchaser agrees: (A) that the Purchaser will not sell, assign, pledge, give, transfer, or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Securities under the Securities Act and all applicable Securities Laws, or in a transaction that is exempt from the registration provisions of the Securities Act and all applicable Securities Laws; (B) that the Securities will bear the legend referenced in Section 2.11 herein making reference to the foregoing restrictions; and (C) that the Company and its affiliates shall not be required to give effect to any purported transfer of the Securities except upon compliance with the foregoing restrictions.

(iii) The Purchaser acknowledges that neither the Company nor any other person or entity offered to sell the Securities to the Purchaser by means of any form of general solicitation or advertising, including, but not limited to: (A) any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio; or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising

(iv) The Purchaser (A) is not, and for so long as the Purchaser holds the Securities will not, be (I) an employee benefit plan or other plan subject to Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any entity or other person whose assets constitute (or are deemed for purposes of ERISA or the Code to constitute) the assets of any such plan or (II) another employee benefit plan subject to U.S. federal, state or local laws, or non U.S. laws, which are substantially similar to Section 406 of ERISA or Section 4975 of the Code unless the Purchaser’s purchase and holding of the Securities would not violate such substantially similar laws; or (B) is not, and for so long as the Purchaser holds the Securities will not, be subject to ERISA and, with respect to the Purchaser’s purchase and holding of the Securities, is eligible for coverage under one or more statutory or administrative exemptions from the prohibited transaction rules of ERISA and the Internal Revenue Code.

(v) Either (A) the Purchaser is not and, for so long as the Purchaser holds the Securities, will not be, an employee benefit plan or other plan subject to Section 406 of ERISA or Section 4975 of the Code, another employee benefit plan subject to U.S. federal, state or local laws, or non-U.S. laws, which are substantially similar to Section 406 of ERISA or Section 4975 of the Code, or any entity or other person whose assets constitute (or are deemed for purposes of ERISA or the Code to constitute) the assets of any such plan; or (B) the Purchaser’s purchase and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a non-exempt violation of any such substantially similar laws.

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2.11 Legend. The Purchaser acknowledges and consents that the Note(s) and the Warrants sold pursuant to this Agreement will be imprinted with one or more legends in substantially the following form:

THIS SECURITY PURCHASE AGREEMENT AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

2.12 The Purchaser understands that the Company will review this Agreement and the Investor Questionnaire and, if the Purchaser is a natural person, the Company is hereby given authority by the Purchaser to call his, her, or its bank or place of employment. The Purchaser agrees that the Company reserves the unrestricted right to reject or limit any purchase and the Company reserves the unrestricted right to close the offer at any time.

2.13 The Purchaser hereby represents that the address of Purchaser furnished by him, her, or it at the end of this Security Purchase Agreement and in the Investor, Questionnaire is the Purchaser’s principal residence if he, she or it is an individual or its principal business address if it is a corporation or other entity.

2.14 Purchaser acknowledges that if the Purchaser is an Associated Person of a Financial Industry Regulatory Authority, Inc. (“FINRA”) member firm, he, she or it must give such firm the notice required by the FINRA Conduct Rules, or any applicable successor rules of the FINRA, receipt of which must be acknowledged by such firm on the signature page hereof. The Purchaser shall also notify the Company if the Purchaser or any affiliate of Purchaser is a registered broker-dealer with the SEC, in which case the Purchaser represents that the Purchaser is purchasing the Securities in the ordinary course of business and, at the time of purchase of the Securities, has no agreements or understandings, directly or indirectly, with any person to distribute the Securities or any portion thereof.

2.15 Non-Reliance. The Purchaser represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company, as investment advice or as a recommendation to purchase the Securities, it being understood that information and explanations related to the terms and conditions of the Securities provided in the Offering Documents or otherwise by the Company or any of its officers, directors, shareholders, or affiliates shall not be considered investment or tax advice or a recommendation to purchase the Securities, and neither the Company nor any of its officers, directors, shareholders, or affiliates is acting or has acted as an advisor to the Purchaser in deciding to invest in the Securities. The Purchaser acknowledges that neither the Company nor any of its officers, directors, shareholders, or affiliates has made any representation regarding the proper characterization of the Securities for purposes of determining the Purchaser’s authority to invest in the Securities.

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The Purchaser confirms that neither the Company , nor its respective officers, directors, shareholders, agents, employees or affiliates has (A) given any guarantee or representation as to the potential success, return, effect, or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities; or (B) made any representation to the Purchaser regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. In deciding to purchase the Securities, the Purchaser is not relying on the advice or recommendations of the Company or any officer, director, shareholder, or affiliate of the Company, and the Purchaser has made its own independent decision that the investment in the Securities is suitable and appropriate for the Purchaser.

The Purchaser agrees that he, she, or it will purchase the Securities only if his, her or its intent at such time is to make such purchase for investment purposes and not with a view toward resale. The Purchaser has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of the Securities or any portion thereof or interest therein.

2.16 The Purchaser understands that no public market now exists for the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities.

2.17 If the undersigned Purchaser is a partnership, corporation, trust or other entity, such partnership, corporation, trust or other entity further represents and warrants that: (s) it was not formed for the purpose of investing in the Company; (b) it is authorized and otherwise duly qualified to purchase and hold the Securities; and (c) that this Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the Purchaser.

2.18 If the Purchaser is not a United States person, such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Purchaser’s purchase and payment for, and his, her or its continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

2.19 The Purchaser understands and acknowledges that (a) the Securities are being offered and sold to Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(a)(2) of the Act and Regulation D thereunder; and (b) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations, and such Purchaser hereby consents to such reliance.

2.20 The Purchaser understands and acknowledges that he, she or it will at all times be in compliance with any and all state and federal securities and other laws, statutes and regulations regarding his, her or its ownership and/or any sale, transfer or hypothecation of the Securities.

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2.21	Special “Big Boy” Risk Disclosures.

(a)	The Purchaser understands and agrees that an investment in the Securities involves special risks, and the Purchaser understands those risks (including without limitation the risks set forth in the Offering Documents) and the Purchaser is expressly assuming such risks.

(b)	The Purchaser acknowledges and is aware that the Securities are extremely speculative investments which involve a high degree of risk of loss by Purchaser of his, her or its entire investment in the Company.

(c)	The Purchaser agrees and acknowledges that it is the Purchaser’s sole responsibility to conduct a “due diligence” investigation of the Company and the financial prospects of the Company.

2.22 PURCHASER UNDERSTANDS THAT, THE OFFERING DOCUMENTS CONTAIN CONFIDENTIAL INFORMATION CONCERNING THE COMPANY AND HAVE BEEN PREPARED SOLELY FOR USE IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN. ANY USE OF THIS INFORMATION FOR ANY PURPOSE OTHER THAN IN CONNECTION WITH THE CONSIDERATION OF AN INVESTMENT IN THE SECURITIES OF THE COMPANY THROUGH THE OFFERING DESCRIBED HEREIN MAY SUBJECT THE USER TO CIVIL AND/OR CRIMINAL LIABILITY. THE PURCHASER AGREES (A) NOT TO DISTRIBUTE OR REPRODUCE THE OFFERING DOCUMENTS WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY;AND (B) TO KEEP CONFIDENTIAL THE EXISTENCE OF THE OFFERING DOCUMENTS AND THE INFORMATION CONTAINED HEREIN OR MADE AVAILABLE IN CONNECTION WITH ANY FURTHER INVESTIGATION OF THE COMPANY.

2.23 The Purchaser has the full right, power, and requisite authority (and, in the case of an individual, the capacity) to purchase the Securities, to execute and deliver this Agreement, make the representations and warranties herein, and perform all of the obligations required to be performed by the Purchaser hereunder, and such purchase will not contravene any law, rule, or regulation binding on the Purchaser or any investment guideline or restriction applicable to the Purchaser. All representations and warranties of the Purchaser herein regarding the Securities apply equally to the shares of Common Stock or Preferred Stock of the Company (the “Shares”) issuable upon conversion of the Securities.

2.24 If the Purchaser is an individual, the Purchaser (A) is not acquiring the Securities as a nominee or agent or otherwise for any other person; (B) is at least 21 years of age; (C) has adequate means of providing for the Purchaser’s current needs and personal contingencies; (D) has no need for liquidity in the Purchaser’s investment in the Security; (E) maintains the Purchaser’s principal residence at the address set forth on signature page hereto; (F) confirms that all investments in and commitments to non-liquid investments are, and after the purchase of the Securities will be, reasonable in relation to the Purchaser’s net worth and current needs; and (G) confirms that any financial information that is provided prior to, contemporaneous with, or after the execution and delivery of this Agreement and the Purchaser’s investment in the Securities accurately reflects the Purchaser’s financial condition.

2.25 No approval, authorization, consent, order of other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by the Purchaser or the consummation of the sale and purchase of the Securities.

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2.26 The Purchaser hereby acknowledges and is aware that the Purchaser is not entitled to cancel, terminate, or revoke this Security Purchase, and any agreements made in connection herewith survive any death or disability of a Purchaser who is a natural person.

2.27 The Purchaser understands that, unless the Purchaser notifies the Company in writing to the contrary at or before the Closing, each of the Purchaser’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing.

2.28 The Purchaser acknowledges that the Company has the right in its sole and absolute discretion to abandon this Offering at any time prior to its completion. This Agreement shall thereafter have no force or effect and the Company shall return the previously paid Purchase Amount for the Securities, without interest thereon, to the Purchaser.

2.29 The Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of an investment in the Securities.

2.30 The Purchaser understands and acknowledges that the Purchaser should seek its own legal and financial advisors for advice and due diligence with respect to an investment in the Company, including with respect to a review of the Offering Materials.

2.31 Reliance by the Company. Purchaser understands and acknowledges that the Company will rely upon the representations, warranties, agreements and understandings made herein in making its decision whether to accept Purchaser’s Purchase, and that the foregoing representations, warranties, agreements and understandings shall survive any acceptance or rejection of a Purchase for the Securities.

3. Representations by the Company

The Company represents and warrants as follows:

3.1 Organization and Authority. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Offering Materials being executed and delivered by it in connection herewith, and to consummate the transactions contemplated hereby and thereby.

3.2 Authorization. The Offering Materials have been duly and validly authorized by the Company. This Agreement, assuming due execution and delivery by the Purchaser, when the Agreement is executed and delivered by the Company, will be, a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

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3.3 Non-Contravention. The execution and delivery of the Offering Materials by the Company, the issuance of the Securities as contemplated by the Offering Materials and the completion by the Company of the other transactions contemplated by the Offering Materials do not and will not, with or without the giving of notice or the lapse of time, or both, (a) result in any violation of any provision of the articles of incorporation or bylaws or similar instruments of the Company; (b) conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company , pursuant to any agreements, instruments or documents or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or any of its properties or assets are bound or affected, in any such case which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Offering Materials; (c) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its subsidiaries or any of its respective properties or assets that would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and its subsidiaries, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Offering Materials; or (d) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company or its subsidiaries to make use thereof.

3.4 Absence of Certain Proceedings. The Company is not currently aware of any action, suit, proceeding, inquiry or investigation before or by any court, public board or body, or governmental agency pending or threatened against or affecting the Company or any of its subsidiaries, in any such case wherein an unfavorable decision, ruling or finding could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Offering Materials.

4. INTENTIONALLY OMITTED.

5. Miscellaneous

5.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company, at Attention: Interim Chief Executive Officer, and to the Purchaser at his, her, or its address indicated on the signature page of this Agreement. Notices shall be deemed to have been given three (3) business days after the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

5.2 Indemnity by the Purchaser. The Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company, and its respective officers, directors, agents, counsel, advisors, affiliates, representatives, members, managers, control persons, and shareholders, as applicable, against any and all claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees and expenses) of any nature, incurred by or imposed upon the indemnified party or any such person due to, which results from, arises out of or is based upon (a) any breach of any representation or warranty by the indemnifying party in this Agreement; (b) any breach or default in performance by the indemnifying party of any covenant or undertaking to be performed by the indemnifying party; (c) any misrepresentation made by him contained in this Agreement or in the Investor Questionnaire; or (c) any sale or distribution by the Purchaser in violation of any Securities Laws.

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5.3 Amendment. Neither this Agreement nor any provisions, transaction, documents or instruments which are material or that are to the benefit of the Purchaser hereof may be amended, changed, discharged, or terminated except by a written instrument signed by the Purchaser and the Company.

5.4 Binding Agreement; Entire Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges and supersedes all prior written and oral discussions, agreements and understandings of any and every nature among them.

5.5 Governing Law; Dispute Resolution; Waiver of Jury Trial. This Security Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The Parties irrevocably submit to the jurisdiction of any state or federal court sitting in or for the United States District Court for the Southern District of New York or any New York State court sitting in New York County, New York with respect to any dispute arising out of or relating to the Securities, and each party irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the venue of any dispute arising out of or relating to the Securities or the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute or proceeding. Each party agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTER CLAIM BROUGHT OR ASSERTED BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

5.6 Counterparts. This Agreement may be executed in any number of counterparts. It shall not be binding upon the Company unless and until it is accepted by the Company. Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall become a binding obligation of the Purchaser with respect to the purchase of the Securities as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other purchasers and to add and/or to delete other persons as purchasers. This Agreement may be executed and delivered by facsimile, by email with scanned copies. by Docusign or any other mutually agreed upon method of delivery between the Parties.

5.7 Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provisions of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

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5.8 Further Cooperation. The Parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

5.9 No Disclosure. The Company agrees not to disclose the names, addresses or any other information about the Purchasers, except as required by law, provided that the Company may provide information relating to the Purchaser as required in any registration statement under the Securities Act that may be filed by the Company pursuant to the requirements of this Agreement.

5.10 Assignment. Purchaser agrees not to transfer or assign this Agreement, or any of Purchaser’s right, remedy, obligation, interest or liability arising herein without the prior written consent of the Company.

5.11 Survival. All representations, warranties, and covenants contained in this Agreement shall survive: (a) the acceptance of the Security Purchase by the Company and the Closing; (b) changes in the transactions, documents, and instruments described in the Offering Documents that are not material or that are to the benefit of the Purchaser; and (c) the death or disability of the Purchaser.

5.12 Notification of Changes. The Purchaser shall notify the Company upon occurrence of any event prior to the Closing of the purchase of the Security pursuant to this Agreement that would cause any representation, warranty, or covenant of the Purchaser contained in this Agreement to be false or incorrect.

5.13 Obligations Irrevocable. The obligations of the Purchaser hereunder shall be irrevocable.

5.14 Section Headings. The section and other headings contained in this Agreement are for convenience of reference purposes only and shall not affect the meaning or interpretation of this Agreement.

5.15 No Joint Obligation. The obligation of the Purchaser hereunder is several and not joint with the obligations of any other purchasers for the purchase of the Securities in the Offering (the “Other Purchasers”), and the Purchaser shall not be responsible in any way for the performance of the obligations of any Other Purchasers. Nothing contained herein or in any other agreement or document delivered at the Closing, and no action taken by the Purchaser pursuant hereto, shall be deemed to constitute the Purchaser and the Other Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchaser and the Other Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. The Purchaser shall be entitled to protect and enforce the Purchaser’s rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any Other Purchaser to be joined as an additional party in any proceeding for such purpose. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party.

[SIGNATURE PAGE FOLLOWS]

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ALL PURCHASERS MUST COMPLETE THIS PAGE

IN WITNESS WHEREOF, the Purchaser has executed this Agreement on the________ day of________ , 2020.

=
Purchaser Name		Accepted Security Purchase Amount

Exact Name in Which Title is to be Held

Name (Please Print)	Name of Additional Purchaser

Residence: Number and Street	Address of Additional Purchaser

City, State and Zip Code	City, State and Zip Code

Social Security Number	Social Security Number

Telephone Number	Telephone Number

Fax Number (if available)	Fax Number (if available)

E-Mail (if available)	E-Mail (if available)

(Signature)	(Signature of Additional Purchaser)

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ACCEPTED this_____ day of______________ 2020, on behalf of the Company.

By:
Name:
Title:

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